Exhibit 10.19 (b)


                                EXHIBIT A


                           EMPLOYMENT AGREEMENT


                  AGREEMENT, dated as of April 1, 1996, by and between M.D.C. Holdings, Inc. (the "Company"), and Spencer I. Browne (the "Executive").
                  WHEREAS, the Company desires to assure itself of the services of the Executive for the period provided in this Agreement; and
                  WHEREAS, the Executive is willing to serve in the employ of the Company for such period upon the terms and conditions hereinafter provided;
                  NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the Company and the Executive agree as follows:
                  1. Employment and Duties. The Company shall employ the Executive, and the Executive shall be employed by the Company, as Director, President and Chief Executive Officer of Financial Asset Management LLC ("FAMC"), at the Company's headquarters in Denver, Colorado (or such other location as the Executive and the Company may agree) for the term of this Agreement. In this capacity, the Executive shall report to the Chairman of the Board of the Company and shall perform such services, consistent with his office, as from time to time shall be assigned to him by the Board of Directors of the Company. The Executive shall devote substantially all of his business time and energies to the business of FAMC, provided that he may engage in outside business activities and render services to other parties so long as such activities and/or services (i) do not conflict with the principal activity of the Company, FAMC, Asset Investors

Corporation ("AIC") or Commercial Assets, Inc. ("CAI") and (ii) have been disclosed in advance to and approved in writing by the Company's Board of Directors. Effective as of the date of this Agreement, the Executive shall have resigned all of his other positions as a director or officer of the Company and all of its subsidiaries.

                  2. Term. The term of the Executive's employment hereunder shall begin on April 1, 1996 and shall continue until the earlier of the date of termination pursuant to Section 4 below or December 31, 1998; provided, however, that, unless either party otherwise elects by notice in writing delivered to the other by November 30, 1997, or at least 90 days prior to December 31 of each subsequent year, such term automatically shall be renewed for successive one-year terms ending on December 31 of each successive year (the "Employment Term"). Notwithstanding the foregoing, the Employment Term shall not extend beyond the Executive's normal retirement which is his attainment of age 65.

                  3.       Compensation and Benefits.

                           (a) Prior Period Compensation
(January 1, 1996-March 31, 1996). For his services rendered to the Company from January 1, 1996 through March 31, 1996, the Executive shall receive on April 1, 1996 $110,000 reduced by the amount of all installments of base salary and any other compensation previously paid to the Executive for services performed during the period January 1, 1996 through March 31, 1996. The Executive also shall receive 25% of the amount of the bonus determined to be payable to a Covered Employee (as defined in the Executive Officer Performance Based Compensation Plan) (hereinafter "Covered

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

Employee") in accordance with such plan for the 1996 calendar year, payable at such time as such bonus is paid to other Covered Employees in accordance with the plan. As of April 1, 1996, the Executive shall cease to participate in the Executive Officer Performance Based Compensation Plan.

                           (b) Base Salary.  During each calendar year of the
Employment Term, the Company shall pay the Executive a base salary at a rate of $300,000 per year (the "Base Salary") prorated for 1996 and any other partial year of employment, payable in substantially equal semi-monthly installments. The Executive's Base Salary for any year may not be reduced below the Executive's Base Salary for the prior year without the consent of both the Executive and the Company.

                            (c)  Annual Incentive Compensation.  For calendar
year 1997 and the remainder of the Employment Term, the Executive shall receive a bonus ("Annual Incentive Compensation"), in cash, equal to 15% of the annual Pre-tax Net Income (as defined below) of FAMC, payable at such time as bonuses are paid to the Company's division managers. For calendar year 1996, such bonus shall be calculated to reflect the Executive's employment from April 1, 1996 through December 31, 1996. Pre-Tax Net Income of FAMC shall be determined in accordance with generally accepted accounting principles in effect on the date of this Agreement giving effect to the following:

                                    (i)  Income shall include fees from AIC and
CAI, fees from CMO bond servicing and all new sources of revenue earned after March 31, 1996, except for interest income on amounts borrowed by the Company or any of its wholly owned subsidiaries from FAMC up to $2,000,000. For 1996 only, income

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

shall include 50% of the pre-tax net income from the remaining CMO subsidiaries of the Company earned after March 31, 1996.

                                    (ii) Income shall exclude any amounts
accrued by FAMC related to its holding of the promissory note dated April 1, 1996 payable to FAMC by the Executive (the "Note").

                                    (iii) Expenses shall include supervisory
fees for only those services specifically set forth in Schedule 1 attached hereto in the following amounts: $0 in 1996; $310,000 in 1997; and $315,500 in 1998. Expenses shall also include all other actual direct and indirect costs attributable to FAMC's operations (a schedule of which shall be furnished to the Executive monthly in writing), including but not limited to the costs of the personnel as set forth on Schedule 2 attached hereto (to the extent of their time attributable to FAMC and its activities), as it may be modified by the Company from time to time upon notice to the Executive, rent as set forth on
Schedule 2 and expenses associated with new sources of revenue earned after March 31, 1996. For purposes hereof, expenses shall not include (1) the amount of Executive's Annual Incentive Compensation, or (2) the bonuses of any of FAMC's other personnel (provided that the bonus in each case does not exceed 20% of the base salary), or (3) payment of sick leave, vacation pay or severance benefits for any of the FAMC personnel in amounts accrued or payable by reason of their employment by the Company or any of its affiliates prior to the date of this Agreement, or (4) any amortization, gain or loss recorded with respect to the Management Agreements with AIC and CAI.
                                            In the event that the shareholders
of either AIC or CAI approve redemption of dividend equivalent rights ("DERs"), one-time DER redemption expense of AIC and/or CAI shall not be included in AIC's or CAI's net income in connection with determining fees payable to FAMC for purposes of determining the Executive's Annual Incentive Compensation.

                            (d)  Annual Limitation on Compensation. The
Executive's Annual Incentive Compensation shall be adjusted so that the sum of his Base Salary and Annual Incentive Compensation (and prior period compensation referenced in Section 3(a) with respect to 1996), when added to amounts distributed to the Executive on account of his ownership of FAMC pursuant to FAMC's Operating Agreement in effect from time to time, will not exceed the following amounts with respect to the time periods indicated:

         January  1,  1996 -  December  31,  1996       $1,150,000
         January  1,  1997 -  December  31,  1997       $1,250,000
         January  1,  1998 -  December  31,  1998       $1,350,000

For purposes of this paragraph (d), "amounts distributed to the Executive on account of his ownership of FAMC" shall exclude any amounts distributed to the Executive related to interest accrued on the Note.

                            (e)  Medical  Insurance  Benefits.  During  the
Employment Term and for 24 months after the date (i) the Executive becomes Totally Disabled, (ii) the date of the Executive's termination without Cause (including termination upon a Change in Control) or (iii) the Executive's election to terminate his employment under Section 4(d), as the case may be, the Company shall pay for and make available medical insurance coverage for the Executive and his dependents which provides coverage and benefits that are at least comparable to post-termination coverage, if any, and benefits provided to senior officers of the Company as of the operative termination date; provided that the Company shall not be required to obtain coverage, if any, which is greater than that which is available to Executive as of the date of this Agreement or which is unavailable to the Executive as of the operative termination date.

                            (f)  Expense  Reimbursement.  The Company  promptly
shall pay, or reimburse the Executive for, all ordinary and necessary business expenses incurred by him in the performance of his duties hereunder including but not limited to expenses and dues associated with the Executive's involvement with professional and industry organizations, provided that the Executive properly accounts for all such expenses in accordance with Company policy.

                            (g)  M.D.C.  Executive  Option  Purchase  Program.
All outstanding loans made to Executive prior to the date of this Agreement under the M.D.C. Holdings, Inc. Executive Option Purchase Program are due and payable on the date of this Agreement. From time to time during the Employment Term, the Executive may borrow, and the Company shall lend to the Executive, up to an aggregate of $700,000 for the purpose of (i) exercising options to purchase the Company's stock, and (ii) payment of any taxes payable by the Executive arising from the exercise of such options on the terms provided pursuant to the M.D.C. Holdings, Inc. Executive Option Purchase Program.

                            (h)  Other Benefit Plans,  Fringe  Benefits,  and
Vacations. The Executive shall be eligible to participate in each of the Company's present employee benefit plans, policies or arrangements and any such plans, policies or arrangements that the Company may maintain or establish during the Employment Term and receive all fringe benefits and vacations for which his position makes him eligible in accordance with the Company's usual policies and the terms and provisions of such plans, policies or arrangements, including but not limited to the following:

                                             (i) The Company  shall  provide the
Executive  with a car allowance of $500 per month.

                                            (ii) The Company  shall  provide the
Executive with an annual allowance of up to $5,000 which may be used for the reimbursement of expenses associated with the Executive's financial planning and/or tax preparation services provided by independent outside advisors or accountants.

                                           (iii) The  Company  shall  reimburse
the Executive for an annual physical exam to be conducted by a qualified medical physician of the Executive's choice, to a maximum amount of $1,000.

                                            (iv) The Company shall  provide the
Executive with office space at its principal place of business that is comparable to the office space of the Executive as of the date of this Agreement.
                                             (v) The Company shall provide the
Executive during the Employment Term with long-term disability insurance or other disability coverage comparable to that provided to him as of the date of this Agreement at comparable cost to the Executive. In the event that such insurance and/or coverage is not available without additional cost to the Company, an appropriate adjustment will be made.

                                            (vi) The Company has  indemnified
and shall continue to indemnify the Executive for and hold him harmless from any
action,  demand,   claims,   liabilities  or  damages  and  associated  expenses
(including  attorneys'  fees) arising out of or in

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

connection with his conduct, acts or omissions in his capacity as an officer, director and/or employee of the Company, including its subsidiaries and affiliates, and any other entity for which the Executive serves or has served in such capacity for the benefit of or at the request of the Company, and shall advance or pay on a current basis defense expenses (including attorneys' fees and costs) reasonably incurred by the Executive in connection with any such action, demand, claims, liabilities or damages, all to the fullest extent permitted by applicable law. The Company shall continue to procure insurance policies which continue executive liability and indemnification insurance coverage for the Executive to the same extent and providing limits of liability, deductibles and exclusions as are provided for the Company's principal executive officers and outside directors. These covenants shall survive termination of this Agreement for any reason.

                                           (vii)  Each year during the
Employment Term, but without carryover from year to year, the Executive shall be entitled to four weeks vacation.

                                          (viii)  The  Executive shall be
entitled to participate on the same basis as other senior officers of the Company in all benefit programs, if any, afforded to such officers by AIC or CAI.

                           (i)      Special  Provision for 1996 Only.  For 1996
only, Executive shall receive 10% of the Pre-Tax Net Income from the remaining CMO subsidiaries of the Company earned after March 31, 1996.

                  4.       Termination.
                           (a)       Death and Disability.  The Executive's
employment  hereunder and the Employment  Term shall terminate upon

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

his death or upon his becoming Totally Disabled. For purposes of this Agreement, the Executive shall be "Totally Disabled" if he is physically or mentally incapacitated so as to render him incapable of performing his usual and customary duties as an executive for more than 150 consecutive days. The Executive's receipt of social security disability benefits shall be deemed conclusive evidence of Total Disability for purposes of this Agreement; provided, however, that in the absence of his receipt of such social security benefits, the Board of Directors of the Company may, in its reasonable discretion, but based upon appropriate medical evidence, determine that the Executive is Totally Disabled. In the event the Executive's employment is terminated under this Section 4(a), he or his estate, as the case may be, shall be entitled to the compensation set forth in the second sentence of Section 4(c) below.

                           (b)       For Cause. The Company may terminate the
Executive's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean (i) the Executive's willful refusal to perform material duties reasonably required or requested of him hereunder (other than as a result of total or partial incapacity due to physical or mental illness) by the Board of Directors for 30 days after having received written notice of such refusal from the Board of Directors and having failed to commence to perform such duties within such period, (ii) the Executive's commission of material acts of fraud, dishonesty or misrepresentation in the performance of his duties hereunder,(iii) any final, non-appealable conviction of the Executive for an act or acts on the Executive's part constituting a felony under the laws of the United States or any state thereof, or (iv) any

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

material uncured breach of the provisions of Sections 5(a) and 5(b) hereof which continues for 30 days after the Executive has received written notice of such breach. If the Executive's employment hereunder is terminated for Cause, the Executive shall be entitled only to the amount of his Base Salary earned through the date of termination and shall not be entitled to any other amounts or benefits hereunder, including but not limited to incentive compensation or medical insurance.

                           (c)       Without Cause. The Company may terminate
the Executive's employment hereunder without Cause, which shall include, without limitation, (i) the Company's election not to renew this Agreement pursuant to
Section 2 hereof, (ii) the Company causing FAMC to exercise its option to purchase the Executive's interests in FAMC, (iii) removal of the Executive as a Manager of FAMC without cause, (iv) a significant and overall change in the business conducted by FAMC or dissolution of FAMC during the Employment Term without the Executive's consent and (v) any other reason in the Company's sole discretion. If the Executive's employment is terminated without Cause, as soon as practicable (but not later than 30 days) after such termination, he shall receive a lump sum cash payment equal to the sum of: (i) his Base Salary prorated through the effective date of termination; and (ii) an amount equal to 80% of the prorated Annual Incentive Compensation to which the Executive would be entitled to be paid pursuant to Section 3(c) hereof through the effective date of termination for the year in which such termination occurs, calculated by assuming FAMC's results of operations through the date of such termination continue for the entire year (the "Incentive Comp Advance"); provided that if the Incentive Comp Advance is less than the actual

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

prorated portion of the Annual Incentive Compensation, determined in accordance with Section 3(c) at the end of the calendar year in which the termination occurred, the Company shall immediately pay the Executive the amount by which the actual computed prorated Annual Incentive Compensation exceeds the Incentive Comp Advance or, if the Incentive Comp Advance exceeds the actual prorated portion of the Annual Incentive Compensation determined as provided above, then the Executive shall immediately repay the difference to the Company. The Executive shall also be entitled to the medical insurance benefits available to him under Section 3(e).

                           (d)  Change in  Control.  If a Change in Control (as
defined in Appendix A hereto) occurs with respect to the Company or FAMC, such event shall be deemed a termination without Cause effective on the closing date of the Change in Control and the Executive shall receive the compensation provided for in the second sentence of Section 4(c). In addition, all options, dividend equivalents and other rights granted to the Executive under any Company plans shall be accelerated and shall become exercisable immediately prior to the closing of the transaction giving rise to the Change in Control so as to permit the Executive fully to exercise all outstanding options and rights. In the event that such transaction fails to be consummated, the Executive's election pursuant hereto shall be of no effect and the Executive's options shall remain subject to the restrictions to which they were originally subject.

                           (e)  Voluntary  Termination.  The Executive may
terminate his employment at any time by giving the Company 30 days prior written notice. The exercise by the Executive of his right to cause FAMC to purchase his ownership interest in FAMC shall be

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

deemed a voluntary termination by the Executive. In the event of a voluntary termination, the Executive shall be entitled to (i) payment of his Base Salary through the effective date of termination; (ii) payment of Annual Incentive Compensation for the year in which such termination occurs, pro-rated and paid as provided in Section 4(c)(ii) above; and (iii) provision of medical insurance benefits as provided in Section 3(e).

                           (f)  Severance Payments.

                                    (i)  If the Executive's  employment is
terminated under Section 4(b) above, the Executive shall not receive any payments other than those provided in Section 4(b). If the Executive's employment is terminated under Sections 4(c) or 4(d) above, the Executive shall receive on the effective date of termination a lump-sum payment of $1,220,000. If the Executive's employment is terminated under Section 4(a) above, or if the Executive terminates his employment under Section 4(e) above, the Executive, or his estate as the case may be, shall receive on the effective date of termination the following payments:



      Effective Date                                          Amount
      of Termination

On or before December 31, 1996                                 $ 0

After December 31, 1996 and on or before December 31, 1997     $ 300,000

After December 31, 1997 and on or before December 31, 1998     $ 600,000
After December 31, 1998                                        $ 900,000

                                    (ii) Notwithstanding  anything to the
contrary herein, if the aggregate  amounts  payable  pursuant to

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

Section 4(f)(i) hereof would cause any payment under such Section 4(f)(i) to be subject to an excise tax as an "excess parachute payment" under Section 4999 of the Internal Revenue Code, such aggregate amounts payable hereunder shall be reduced by the smallest amount necessary to ensure that no payment hereunder shall be so treated under such Section 4999. Prior to effecting such reduction, the Company shall give the Executive 30 days' written notice of the fact, amount and basis of such reduction, as well as a determination of the shortest period of time over which such aggregate amounts may be paid and not be treated as "excess parachute payments." The Executive shall then have 30 days within which to elect in writing to (A) receive a lump sum payment, reduced pursuant to the first sentence hereof, or (B) to receive the aggregate amounts payable pursuant to Section 4(f)(i) in annual installments over the time period set forth in the Company's notice. In making the determinations called for in this Section 4(f)(ii), the parties hereto shall rely conclusively on (1) the opinion of Price Waterhouse LLP or, if such firm is unable to provide an opinion, such other consulting firm as the Company shall designate (with the written consent of the Executive which shall not be unreasonably withheld), as to the amount of the
Executive's   compensation  which  constitutes  "reasonable   compensation" for
purposes of Section 280G of the Code, and (2) the opinion of Price Waterhouse LLP, or, if such firm is unable to provide an opinion, such other actuarial firm as the Company shall designate (with the written consent of the Executive which shall not be unreasonably withheld), as to any present value calculations under
Section 280G of the Code. The Company shall bear all costs associated with obtaining such opinions.

                                    (iii)  The amounts  payable  pursuant  to
this Section 4(f) shall be paid (or commence to be paid) to the Executive not later than 10 days after he notifies the Company under Section 4(f)(ii) above whether he wishes to receive such amounts in a lump sum or in installments.

                  5.       Covenants.

                           (a)  Confidentiality.  The  Executive  acknowledges
that he has acquired and will acquire confidential information respecting the business of the Company. Accordingly, the Executive agrees that, without the written consent of the Company as authorized by its Board of Directors, he shall not, at any time, willfully disclose any such confidential information to any unauthorized third party with an intent that such disclosure will result in financial benefit to the Executive or to any person other than the Company. For this purpose, information shall be

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

considered confidential only if such information is uniquely proprietary to the Company and has not been made publicly available prior to its disclosure by the Executive. The Executive further agrees to give to the Company's General Counsel, within 90 days after the date of this Agreement, all Company records, materials and information in his possession, custody or control (or which he has provided to his representatives) which relate to the business of the Company, except for such materials and information which relate to FAMC, AIC or CAI. Upon termination of Executive's employment hereunder he shall deliver to the Company's General Counsel all Company records, materials and information in his possession, custody or control (or which he has provided to his representatives) which relate to the business of the Company, FAMC, AIC or CAI as soon as reasonably practicable, but in no event more than 30 days after termination of Executive's employment.

                           (b)  Competitive  Activity.  Until the end of the
Employment Term, the Executive shall not, without the advance written consent of the Board of Directors of the Company, directly or indirectly, knowingly engage or be interested in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business whose principal activities are in competition with any substantial line of business actively being conducted by the Company during the Employment Term. In the event of Browne's termination of employment hereunder for any reason, Browne shall resign as an officer and director of AIC and CAI
and each of their respective   subsidiaries   effective  as  of  the  date  of
such  termination.  Additionally, until the end of the Employment Term and for a period of 24 months after the termination of the Executive's employment hereunder he shall not interfere with any of the significant, ongoing business relationships of FAMC, AIC, CAI, the Company or any of its subsidiaries existing
as of the date of such termination.   Nothing  herein, however, shall  prohibit
the Executive from acquiring or holding not more than 5 percent of any class of publicly-traded securities of any such business.

                           (c)  Remedy for Breach.  The  Executive acknowledges
that the provisions of this Section 5 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for

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

the purposes of restraining the Executive from any actual or threatened breach of such covenants.

                  6.       Miscellaneous.

                           (a)  Governing  Law.  This  Agreement  shall  be
governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed in that State.

                           (b)  Notices.  Any notice,  onsent or other
communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by United States registered or certified mail, return receipt requested, to the parties at the following addresses or at such other address as a party may specify by notice to the other.

                           To the Executive:
                           ----------------
                           Spencer I. Browne
                           1660 Holly Street
                           Denver, Colorado 80220

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


                           To the Company:
                           --------------
                           M.D.C. HOLDINGS, INC.
                           3600 South Yosemite Street, Suite 900
                           Denver, Colorado  80237
                           Attention:  General Counsel

                           (c)  Entire Agreement;  Amendment.  This Agreement
shall supersede any and all existing agreements between the Executive and the Company or any of its affiliates or subsidiaries relating to the terms of his employment. It may not be amended except by a written agreement signed by both parties.

                           (d)  Waiver.  The  failure  of  a  party  to  insist
upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           (e)  Assignment.  Except as otherwise  provided in
this paragraph, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by the Executive, and shall be assignable by the Company only to any corporation or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation or entity or any corporation or entity to which the Company may sell all or substantially all of its assets, and it must be so assigned by the Company to, and accepted as binding upon it by, such other corporation or entity in connection with any such reorganization, merger, consolidation or sale.

                           (f)  Arbitration.  As material  consideration  for
entering into this Agreement, each of the Executive and the Company agrees that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with the Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Both parties expressly agree that costs and attorneys fees related to any such arbitration shall be awarded to the prevailing party. Any arbitration commenced pursuant to this paragraph shall be conducted in the Denver metropolitan area in the State of Colorado.

                           (g)  Severability.  If any provision of this
Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement including Appendix A and Schedules 1 and 2 thereto as of the date first above written.

                                      M.D.C. HOLDINGS, INC.

                                      By:
                                         ---------------------------
                                      Name:
                                           -------------------------
                                      Title:
                                            ------------------------


                                      EXECUTIVE



                                      ------------------------------
                                      Spencer I. Browne

                                   APPENDIX A


                  This Appendix A is attached to and shall form a part of the Employment Agreement, dated as of April 1, 1996, by and between M.D.C. HOLDINGS, INC. (the "Company") and Spencer I. Browne (the "Executive").

                  (a) For purposes of this Agreement, a "Change in Control" shall occur if:

                           (i)  a report on Schedule 13D is filed with the
Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any current director of the Company (or a member of the family or an affiliate of such director), is the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company;

                          (ii)  any person (within the meaning of Section 13(d)
of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any current director of the Company (or a member of the family or an affiliate of such director) shall purchase securities pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock);

                           (iii)  the stockholders of the Company shall approve
(A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (3) with a corporation which prior to such consolidation or merger owned 50 percent or more of the cumulative voting power of the then-outstanding securities of the Company, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

                           (iv)  there shall have been a change in a majority of
the members of the Board of Directors of the Company within a twelve month period, unless the election or nomination for election by the Company's stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period; or

                            (v)   the Chairman of the Board of Directors of the
Company as of April 1, 1996 sells all or substantially all of his shares of common stock of the Company; or (vi) with respect to FAMC, Financial Asset Management Corporation or M.D.C. Residual Holdings, Inc., a person or persons other than the Company or its affiliates shall be entitled to elect a majority of the directors or Managers (or comparable governing body) of such entity.

                            (vi)   with respect to FAMC, Financial Asset
Management Corporation or M.D.C. Residual Holdings, Inc., a person or persons other than the Company or its affiliates shall be entitled to elect a majority of the directors or Managers (or comparable governing body) of such entity.

                                     M.D.C. HOLDINGS, INC.



                                     By:
                                        ---------------------------
                                     Name:
                                          -------------------------
                                     Title:
                                           ------------------------


                                     EXECUTIVE



                                     ------------------------------
                                     Spencer I. Browne

                                 SCHEDULE 1

      Services for Which Supervisory Fees Are Charged as Referenced in
                              Section 3(c)(iii)

1.       Executive Time
         --------------
         Larry A. Mizel
         David D. Mandarich
         Paris G. Reece
         John Heaney
         Michael Touff
         Roger Morgan

2.       Treasury Time
         -------------
         MDC Treasury Department (Including Wire Transfer Function)

3.       Risk Management
         ---------------
         MDC Risk Management Department

4.       Data Systems
         ------------
         MDC Data Management and Systems, up to $120,000 annually

5.       Personnel/Payroll
         -----------------
         MDC Human Resources and Payroll Departments

                                 SCHEDULE 2

                  Salaries and Personnel as Referenced in
                              Section 3(c)(iii)

1. All compensation, benefits and expenses of Executive arising under this Agreement, except Annual Incentive Compensation.

2. Rent at $12.75 per rentable square foot for office space occupied by FAMC.

3.       Personnel:
         Amezaga, Rosa
         Armstrong, Diane
         Ellis, Sue
         Fox, Leslie
         Glinsky, Michael
         Ilges, Ginny
         Johnson, Laura
         Katz, Elazar
         Kellogg, Carol
         Nystrom, Kevin
         O'Neil, Brian
         Owen, Lorri
         Purcell, Peggy
         Reyes-Williams, Rosa
         Rosell, Cheryl
         Singer, John
         Stiefel, Monna
         Executive's Assistant
         Allon, Harvey (whether as consultant or employee)

4.       Legal

5.       Corporate Accounting/Tax

6.       Internal Audit